UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2025

METROCITY BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Georgia	No. 001-39068	47-2528408
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5114 Buford Highway Doraville, Georgia	30340
(Address of principal executive offices)	(Zip Code)

(770) 455-4989

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each Exchange on which registered
Common Stock, par value $0.01 per share	MCBS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2025, upon the recommendation of the Nominating and Governance Committee of the Board of Directors (the “Board”) of MetroCity Bankshares, Inc. (the “Company”), the Board voted to appoint Mr. David Shim to serve as a member of the Boards of Directors (collectively, the “Boards”) of the Company and Metro City Bank, the wholly owned subsidiary of the Company (the “Bank”), effective immediately. Mr. Shim will also serve on the Audit and Compliance Committee of the Boards of the Company and the Bank, as well as the Information Technology Committee and Directors Loan Committee of the Board of Directors of the Bank.

Mr. David Shim, age 42, is a software engineer and the founder and President of DSS Consulting, LLC (“DSS Consulting”), a software engineering consulting firm established in January 2024. Prior to founding DSS Consulting, Mr. Shim served for eight years as a Software Development Platform Lead at Tack Mobile, LLC, where he led key initiatives in software architecture and platform integration. From 2008 to 2015, Mr. Shim was a financial and tax consultant at Novosad, Lyle & Associates, PC, where he provided strategic financial and tax guidance to a diverse client base. Mr. Shim received a Bachelor of Arts in Economics, with a concentration in finance and accounting, from the University of Illinois Urbana-Champaign. Mr. Shim’s unique combination of software engineering expertise and financial consulting experience allow him to deliver solutions that align technology with sound business strategy.

The Board has determined that Mr. Shim is an independent director under applicable Nasdaq listing standards. There are no family relationships between Mr. Shim and any director or other executive officer of the Company. Further, there are no arrangements or understandings between Mr. Shim and any other persons or entities pursuant to which Mr. Shim was appointed as a director of the Company or the Bank. In addition, there are no transactions involving Mr. Shim and the Company that are reportable pursuant to Item 404(a) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “SEC”).

Mr. Shim will be compensated for his service on the Board in accordance with the existing non-employee director compensation that is described in detail in the Company’s most recent Definitive Proxy Statement filed with the SEC on April 15, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROCITY BANKSHARES, INC.

Date: June 18, 2025	By:	/s/ Lucas Stewart
Lucas Stewart
Chief Financial Officer